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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermo Electron Corporation:

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and related Prospectus of Thermo Electron Corporation on Form S-3 of our reports dated February 18, 1998 included or incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 3, 1998 and to all references to our Firm included in this Registration Statement and related Prospectus.

                                          Arthur Andersen LLP

Boston, Massachusetts

September 15, 1998